UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2021
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 19, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of OPKO Health, Inc. (the “Company”) held a meeting to review certain compensation matters for the Company’s executive officers and non-executive employees. At the meeting, the Committee: (i) granted stock options to the Company’s named executive officers to purchase the number of shares of the Company’s common stock set forth opposite their names below; (ii) approved a cash bonus payment of $500,000 to Mr. Adam Logal, the Company’s Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer; and (iii) approved an annual salary increase for Mr. Logal from $600,000 to $700,000. The stock options vest ratably over four years, expire on the tenth anniversary of the grant date, and have an exercise price of $4.81 per share, which was the fair market value per share on the date of grant.

Name	Title	Stock Options
Phillip Frost	Chief Executive Officer/Chairman	400,000
Jane H. Hsiao	Vice Chairman/Chief Technical Officer	400,000
Steven D. Rubin	Executive Vice President	350,000
Adam Logal	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer	350,000

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: February 22, 2021	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration